China Automotive Systems Reports Record Annual Net Sales and Net Income in Fiscal Year 2010

WUHAN, China, June 28, 2011 /PRNewswire-Asia-FirstCall/ — China Automotive Systems, Inc., ("CAAS" or the "Company"), (NASDAQ: CAAS), a leading power steering components and systems supplier in China, today announced financial results for the fiscal year ended December 31, 2010 and the filing of its annual report on Form 10-K with the Securities and Exchange Commission.

Fourth Quarter Results

•	Record net sales grew 20% to $100.5 million in the fourth quarter of 2010 as compared to $83.8 million in the same quarter of 2009.
•
Gross profit was $19.8 million compared to $19 million in the fourth quarter of 2009, which reflects an increase in net sales and sales volumes that were partially offset by declines in sales price in excess of unit cost reductions.

•
Operating income grew 44.7% to $12.3 million for the fourth quarter of 2010 from $8.5 million in the 2009 fourth quarter. Operating margin climbed to 12.2% in the fourth quarter of 2010 from 10.1% in the fourth quarter of 2009.

•	Net income was $12.3 million in the fourth quarter of 2010, or diluted earnings per share of $0.22 versus a loss of $24.2 million, or $0.89 loss per share in the same quarter of 2009.

Fiscal Year 2010 Results

•	For the year ended December 31, 2010, net sales rose 35.3% to a yearly record of $345.9 million as compared to $255.6 million for 2009.
•	Gross profit increased by 30% to $80.3 million, from $61.7 million in 2009. Gross margin was 23.2 % in 2010.
•	Operating income grew 46.3% to $54.0 million, compared with $36.9 million in 2009. The operating margin increased to 15.6% of net sales in 2010 from 14.4% in 2009.
•	Record annual net income attributable to the parent company was $51.7 million, or diluted earnings per share of $1.10, versus a loss of $26.4 million, or $0.98 loss per share, in 2009.
•	Cash flow from operations was $38.5 million.
•	Cash and cash equivalents were $49.4 million at December 31, 2010.

CAAS's record annual net sales were $345.9 million, up 35.3% or $90.3 million from the fiscal year 2009 sales of $255.6 million.

Gross profit for the fiscal year 2010 increased by 30.1% to $80.3 million, from a restated $61.7 million for the 2009 year. Gross margin was 23.2% in 2010 compared with 24.2% in 2009 due to price reductions more than offsetting lower unit costs. Gross profit in 2010 and 2009 included warranty expenses that in prior years were included in selling expenses.

Selling expenses in 2010 rose by 18.6%, or $1.5 million, to $9.4 million from a restated $7.9 million in 2009 due to a higher warehouse rental rate, and greater office and transportation expenses reflecting both higher oil prices as well as a greater number of units sold. As a percentage of sales, selling expenses were 2.7% in 2010 and 3.1% in 2009. The 2009 selling expenses were restated to reflect the reclassification of warranty expenses into cost of product sold.

General and administrative expenses declined 34% to $10.0 million from $15.2 million for the year ended December 31, 2009. The decrease in general and administrative expenses was from: a) lower depreciation and amortization, as some equipment became fully depreciated; b) a reduced bad debt provision, as almost $2.6 million of bad debts were recovered in 2010; c) lower repair and maintenance costs; and d) reduced office expenses, which more than offset increased listing and professional fees related to being a public company. As a percent of sales, general and administrative expenses were 2.9% compared with 5.9% in 2009.

Research and development (R&D) expense increased 212% to $8.0 million in 2010 from $2.6 million in 2009 primarily due to development for commercial production of the Company's electric power steering (EPS) products as well as upgrading traditional hydraulic steering products and advancing manufacturing efficiencies. As a percentage of sales, R&D expenses were 2.3% in 2010 as compared to 1.0% in 2009.

Operating income grew 46.3%, to $54.0 million in 2010 from $36.9 million in 2009, due to higher gross profit and strict cost controls limiting the growth of operating expenses, especially general and administrative expenses. As a percent of sales, the operating margin was 15.6% compared with 14.4% in 2009.

Financial expenses decreased to $3.4 million for 2010 compared to $7.9 million for 2009 primarily due to lower interest expenses. Interest expenses relate mainly to amortization expenses of the Convertible Notes discount and accrual on make-whole redemption interest. Pursuant to the terms of the Convertible Notes the Company issued in 2008, Convertible Note holders are entitled to require the Company to redeem all or any portion of the Convertible Notes in cash, if the weighted average price ("WAP"), is less than $3.187 for twenty (20) consecutive trading days at any time following February 15, 2009. In March 2009, due to a default on the WAP under the aforesaid contractual provision (the "WAP Default"), the Company accrued approximately $3,900,000 of all the remaining discount on Convertible Notes immediately and accrued an additional $520,000 of interest expenses in 2009. In 2010, there were no amortization expenses of the Convertible Notes discount. For the years ended December 31, 2010 and 2009, the Company's accrual on make-whole redemption interest was $1.9 million and $3.3 million, respectively.

For 2010, the gain on change in fair value of the derivatives embedded in the Convertible Notes was $20.2 million, compared to a loss of $43.1 million in 2009. Effective on January 1, 2009, the Company adopted ASC 815-10 and was required to bifurcate the embedded conversion feature of the Convertible Notes, classify it as a derivative liability and measure it at fair value at each reporting period. In 2010, the Company's common stock market price dropped to $13.62 from $18.71 at the beginning of the year, which significantly decreased the intrinsic value of the embedded conversion feature of the Convertible Notes. As a result, the fair value of compound derivative liabilities decreased significantly, and correspondingly, the gain on change in fair value of derivatives increased. In 2009, the stock price rose from $3.39 at the beginning of 2009 to $18.71, which significantly increased the intrinsic value of the embedded conversion feature of the Convertible Notes. As a result, the fair value of compound derivative liabilities increased significantly, and correspondingly, the loss on change in fair value of derivatives increased.

Income before income taxes increased by $85.3 million to $71.4 million in 2010, from a loss of $13.9 million in 2009.This gain resulted primarily from an increase of $17.1 million in operating income, a decrease in financial expenses of $4.5 million, and an increase in the gain on change in the fair value of the derivatives by $63.2 million in 2010 versus the 2009 results. Income before taxes represented 20.6% of net sales in 2010 versus a loss in 2009.

Income tax expense was $8.5 million in 2010 compared to $4.7 million in 2009. Income taxes increased mainly due to higher taxable income in 2010.

Net income was $51.8 million in 2010 compared to a loss of $26.4 million for 2009. Diluted earnings per share were $1.10 in 2010 compared with loss per share of $0.98 in 2009. The weighted average number of basic common shares outstanding was 27,098,258 in 2010 and 26,990,649 in 2009. The weighted average number of diluted common shares outstanding was 31,565,422 in 2010 and 26,990,649 in 2009.

As of December 31, 2010, total cash and cash equivalents were $49.4 million, as compared with $43.5 million at the end of 2009. Working capital was $54.2 million at the end of 2010. Net cash flow from operations was $38.6 million for the year ended December 31, 2010. Cash used to acquire property, plant and equipment for capacity expansion was $ 28 million in 2010.

Business Outlook

Management provides revenue guidance of 15% year-over-year growth for the 2011 year. This target is based on the Company's current views on operating and market conditions, which are subject to change.

About China Automotive Systems, Inc.

Based in Hubei Province, the People's Republic of China, China Automotive Systems, Inc. is a leading supplier of power steering components and systems to the Chinese automotive industry, operating through nine Sino-foreign joint ventures. The Company offers a full range of steering system parts for passenger automobiles and commercial vehicles. The Company currently offers four separate series of power steering with an annual production capacity of over 3.5 million sets, steering columns, steering oil pumps and steering hoses. Its customer base is comprised of leading Chinese auto manufacturers, such as China FAW Group, Corp., Dongfeng Auto Group Co., Ltd., BYD Auto Company Limited, Beiqi Foton Motor Co., Ltd., Chery Automobile Co., Ltd. and Chrysler North America outside of North America. For more information, please visit: http://www.caasauto.com

Forward Looking Statements

This press release contains statements that are "forward-looking statements" as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. These forward-looking statements include statements regarding the qualitative and quantitative effects of the accounting errors, the periods involved, the nature of the Company's review and any anticipated conclusions of the Company or its management and other statements that are not historical facts. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties.  As a result, the Company's actual results could differ materially from those contained in these forward-looking statements due to a number of factors, including those described under the heading "Risk Factors" in the Company's Form 10-K annual report filed with the Securities and Exchange Commission on June 28, 2011, and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

For further information, please contact:

Jie Li
Chief Financial Officer
China Automotive Systems, Inc.
Email: jieli@chl.com.cn

Kevin Theiss
Investor Relations
Grayling
Tel: +1-646-284-9409
Email: kevin.theiss@grayling.com

China Automotive Systems, Inc. and Subsidiaries
Consolidated Balance Sheets
December 31, 2010 and 2009

	December 31,
	2010	2009 (restated)
ASSETS
Current assets:
Cash and cash equivalents	$49,424,979	$43,480,176
Pledged cash deposits	20,983,891	12,742,187
Accounts and notes receivable, net - unrelated parties	190,392,146	153,421,353
Accounts and notes receivable, net - related parties	5,466,842	1,441,939
Advance payments and others – unrelated parties	2,892,068	2,413,556
Advance payments and others - related parties	1,334,069	—
Inventories	36,870,272	27,415,697
Current deferred tax assets	3,199,117	3,866,353
Total current assets	310,563,384	244,781,261
Non-current assets:
Property, plant and equipment, net	75,380,747	58,529,447
Intangible assets, net	662,089	561,389
Other receivables, net - unrelated parties	2,450,970	998,808
Other receivables, net - related parties	350,464	65,416
Advance payment for property, plant and equipment - unrelated parties	1,839,537	3,789,724
Advance payment for property, plant and equipment - related parties	7,534,440	2,579,319
Long-term investments	3,162,136	79,084
Non-current deferred tax assets	3,271,594	2,998,124
Total assets	$405,215,361	$314,382,572

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Bank loans	$6,794,812	$5,125,802
Accounts and notes payable - unrelated parties	146,649,497	105,958,006
Accounts and notes payable - related parties	1,867,926	1,537,827
Convertible Notes payable	30,000,000	30,000,000
Compound derivative liabilities	25,271,808	45,443,506
Customer deposits	720,883	1,918,835
Accrued payroll and related costs	4,927,200	4,578,446
Accrued expenses and other payables	29,072,710	22,472,452
Accrued pension costs	3,851,988	3,778,187
Taxes payable	6,860,946	11,482,177
Amounts due to shareholders/directors	353,817	—
Total current liabilities	256,371,587	232,295,238
Long-term liabilities:
Advances payable	603,983	233,941
Total liabilities	256,975,570	232,529,179
Commitments and Contingencies
Stockholders' Equity
Preferred stock, $0.0001 par value - Authorized - 20,000,000 shares Issued and Outstanding – None	$—	$—
Common stock, $0.0001 par value - Authorized - 80,000,000 shares Issued and Outstanding – 27,175,826 shares and 27,046,244 shares at December 31, 2010 and 2009, respectively	2,717	2,704
Additional paid-in capital	28,565,153	27,515,064
Retained earnings-
Appropriated	8,767,797	8,324,533
Unappropriated	58,979,851	7,685,002
Accumulated other comprehensive income	15,957,500	11,187,733
Total parent company stockholders' equity	112,273,018	54,715,036
Non-controlling interests	35,966,773	27,138,357
Total stockholders' equity	148,239,791	81, 853,393
Total liabilities and stockholders' equity	$405,215,361	$314,382,572

China Automotive Systems, Inc. and Subsidiaries
Consolidated Statements of Income (Loss)
Years Ended December 31, 2010 and 2009

	2010	2009
Net product sales		(Restated)
Unrelated parties	$334,264,680	$249,705,389
Related parties	11,660,502	5,892,164
	345,925,182	255,597,553
Cost of product sold
Unrelated parties	246,369,792	179,856,225
Related parties	19,252,680	13,998,702
	265,622,472	193,854,927
Gross profit	80,302,710	61,742,626
Net gain on other sales	1,129,032	838,505
Operating expenses:
Selling expenses	9,363,875	7,892,540
General and administrative expenses	10,029,211	15,195,026
R&D expenses	7,991,252	2,561,170
Total Operating expenses	27,384,338	25,648,736
Operating income	54,047,404	36,932,395
Other income, net	543,242	94,534
Financial expenses	(3,360,837)	(7,883,714)
Gain (loss) on change in fair value of derivative	20,171,698	(43,074,327)
Income (loss) before income taxes	71,401,507	(13,931,112)
Income tax expense	8,484,205	4,720,013
Net income (loss)	62,917,302	(18,651,125)
Net income attributable to noncontrolling interest	11,179,189	7,789,746
Net income (loss) attributable to parent company	$51,738,113	$(26,440,871)
Allocation to convertible notes holders	(6,994,306)	—
Net income (loss) attributable to parent company's common shareholders	44,743,807	(26,440,871)
Net income (loss) attributable to parent company's common shareholders per share –
Basic	$1.65	$(0.98)
Diluted	$1.10	$(0.98)
Weighted average number of common shares outstanding –
Basic	27,098,258	26,990,649
Diluted	31,565,422	26,990,649

China Automotive Systems, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
Years Ended December 31, 2010 and 2009

	2010	2009
		(Restated)
Cash flows from operating activities:
Net income (loss)	$62,917,302	$(18,651,125)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	595,402	446,676
Depreciation and amortization	9,497,618	8,684,169
Deferred income taxes	620,880	(1,676,731)
Provision for inventories	431,652	1,031,751
Allowance for doubtful accounts	(2,373,520)	901,680
Amortization for discount of Convertible Notes payable	—	3,891,148
(Gain) loss on change in fair value of derivative	(20,171,698)	43,074,327
Gain) loss on disposal of fixed assets	690,256	22,970
Other operating adjustments	14,810	(235,076)
Changes in operating assets and liabilities:
(Increase) decrease in:
Pledged cash deposits	(7,656,455)	(5,994,298)
Accounts and notes receivable	(33,055,864)	(58,735,311)
Advance payments and other	(1,721,067)	(968,719)
Inventories	(8,679,749)	(1,849,579)
Increase (decrease) in:
Accounts and notes payable	36,821,221	48,178,260
Customer deposits	(1,232,590)	1,682,384
Accrued payroll and related costs	206,373	1,055,134
Accrued expenses and other payables	6,295,860	8,375,518
Accrued pension costs	(45,692)	(31,847)
Taxes payable	(4,963,593)	5,755,520
Advances payable	361,015	(317)
Net cash provided by operating activities	38,552,161	34,956,534
Cash flows from investing activities:
(Increase) decrease in other receivables	(1,695,321)	207,014
Cash received from equipment sales	383,924	280,270
Cash paid to acquire property, plant and equipment	(28,024,638)	(17,498,957)
Cash paid to acquire intangible assets	(165,292)	(324,014)
Equity investment	(3,095,414)	—
Net cash used in investing activities	(32,596,741)	(17,335,687)

Cash flows from financing activities:
Bank loans borrowed	8,215,091	6,590,317
Repayment of bank loans	(6,794,812)	(8,786,684)
Dividends paid to the minority interest holders of Joint-venture companies	(3,614,252)	(4,176,583)
Increase (decrease) in amounts due to shareholders/directors	344,695	(337,915)
Exercise of stock option	454,700	420,240
Capital contribution from the minority interest holders of Joint-venture companies	—	—
Issuance (redemption) of Convertible Notes	—	(5,000,000)
Net cash used in financing activities	(1,394,578)	(11,290,625)
Cash and cash equivalents affected by foreign currency	1,383,961	36,579
Net increase in cash and cash equivalents	5,944,803	6,366,801
Cash and equivalents at beginning of year	43,480,176	37,113,375
Cash and equivalents at end of year	$49,424,979	$43,480,176